EXHIBIT (d)(14)(b)

EATON VANCE GROWTH TRUST

AMENDMENT NO. 1 TO

INVESTMENT ADVISORY AND ADMINISTRATIVE AGREEMENT

ON BEHALF OF

EATON VANCE ALL ASSET STRATEGY FUND

(formerly Eaton Vance RBA All Asset Strategy Fund)

This AMENDMENT NO. 1 to the Investment Advisory and Administrative Agreement (“Amendment”) made as of August 18, 2025, between Eaton Vance Growth Trust, a Massachusetts business trust (the “Trust”), on behalf of Eaton Vance All Asset Strategy Fund (the “Fund”), and Eaton Vance Management, a Massachusetts business trust (“Eaton Vance”).

WHEREAS, the Trust, on behalf of the Fund, entered into an Investment Advisory and Administrative Agreement dated March 1, 2021 with Eaton Vance (the “Advisory Agreement”), which provides that Eaton Vance shall be entitled to receive compensation at a certain rate; and

WHEREAS, Eaton Vance has offered to reduce such advisory fee rate, and the Trust has accepted such fee reduction on behalf of the Fund, such fee reduction being effective as of August 18, 2025; and

WHEREAS, Eaton Vance and the Trust wish to memorialize said fee reduction in writing;

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein and for other good and valuable consideration, receipt of which is hereby acknowledged, the Trust and Eaton Vance hereby jointly and severally agree as follows:

1.	Appendix A of the Advisory Agreement is replace in its entirety with the Appendix A attached hereto.
2.	Except as specifically set forth herein, all of the other terms of the Advisory Agreement shall remain in full force and effective.

EATON VANCE ALL ASSET STRATEGY FUND

3.	This Amendment may be executed by the parties hereto in any number of counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. This Amendment may be executed in written form or using electronic or digital technology, whether it is a computer-generated signature, an electronic copy of the party’s true ink signature, DocuSign, facsimile or otherwise. Delivery of an executed counterpart of the Amendment by facsimile, e-mail transmission via portable document format (.pdf), DocuSign, or other electronic means will be equally as effective and binding as delivery of a manually executed counterpart.

[Signature page follows]

2

EATON VANCE ALL ASSET STRATEGY FUND

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first above written.

EATON VANCE GROWTH TRUST on behalf of
EATON VANCE ALL ASSET STRATEGY FUND

By:	/s/ Kenneth A. Topping
Kenneth A. Topping
President and not individually

EATON VANCE MANAGEMENT

By:	/s/ James F. Kirchner
James F. Kirchner
Vice President and not individually